As filed with the Securities and Exchange Commission on May 26, 2009
Reg. No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cyberlux Corporation
(Exact name of registrant as specified in its charter)

Nevada	91-2048978
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703
 (Address of principal executive offices) (Zip Code)

SPECIAL 2009 INCENTIVE STOCK OPTION PLAN,

Mark D. Schmidt, Chief Executive Officer
Cyberlux Corporation

4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703
 (Name and address of agent for service)

(919) 474-9700
          (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share*	Proposed maximum Aggregate offering Price	Amount of Registration fee
Common Stock ($.001 par value)	66,517,240	$0.0019	$126,382.76	$7.05

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, based upon the average of the high and low selling prices per share of Common Stock of Cyberlux Corporation on May 22, 2009.

Prospectus

CYBERLUX CORPORATION

66,517,240 SHARES OF COMMON STOCK

ISSUABLE PURSUANT TO A SPECIAL

2009 INCENTIVE STOCK OPTION PLAN

This prospectus relates to the sale of up to 66,517,240 shares of common stock of Cyberlux Corporation offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to a Special 2009 Incentive Stock Option Plan consisting of 100,000,000 shares of common stock.  The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."  The shares are to be used as collateral to provide interim financing for the Corporation. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Our common stock is approved for quotation on the Over the Counter Bulletin Board under the symbol “CYBL.”  On May 22, 2009, the closing sale price of the common stock was $0.0019 per share.  The securities offered hereby are speculative and involve a high degree of risk and substantial dilution.  Only investors who can bear the risk of loss of their entire investment should invest.  See "Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2009.

Prospectus Summary

General Overview

We are principally devoted to designing, developing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements.

We are developing and marketing new product applications of solid-state diodal illumination (TM) that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products including portable illumination systems for military and Homeland Security, retail products, commercial task and accent lighting, emergency and security lighting. We believe our solid-state lighting technology offers extended light life, greater energy efficiency and greater overall cost effectiveness than other existing forms of illumination. Our business model is to address the large lighting industry market segments with solid-state lighting products and technologies, including our proprietary hybrid lighting technology that includes military and Homeland Security applications, direct and indirect task and accent lighting applications, indoor/outdoor down-lighting applications, commercial and residential lighting applications.

For the military and Homeland Security portable illumination products, our target markets include all branches of the military and all government organizations providing homeland security services, such as border control and airport security. For our retail products, our target customers include the home improvement and consumer goods retailers.

For the year ended December 31, 2008, we generated $639,529 in revenue and a net loss of $11,323,482.  As a result of recurring losses from operations and a net deficit in both working capital and stockholders’ equity, our auditors, in their report dated May 15, 2009, have expressed substantial doubt about our ability to continue as going concern.

Our principal executive offices are located at 4625 Creekstone Drive, Suite 130, Research Triangle Park, Durham, North Carolina 27703, and our telephone number is (919) 474-9700. We are a Nevada corporation. We maintain websites at www.cyberlux.com and www.luxSel.com. The information contained on those websites is not deemed to be a part of this prospectus.

The Offering

Shares of common stock outstanding prior to this offering	1,075,955,532

Shares offered in this prospectus	66,517,240

Total shares outstanding after this offering	1,142,472,772

Use of proceeds	The shares are to be used to provide collateral for interim financing for the Corporation.

Risk Factors

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $11,323,482 for the year ended December 31, 2008 and $15,619,897  for the year ended December 31, 2007.  We cannot assure you that we can achieve or sustain profitability on an annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our sales and marketing activities.  We anticipate that we will require up to approximately $4 million to fund our continued operations for the next twelve months, depending on revenue from operations. We need additional funding for research and development, increasing inventory, marketing and general and administrative expenses. Although this amount is less than our net losses in the past, we expect to decrease our general and administrative expenses by eliminating most of our consulting fees.  In the event that we cannot significantly reduce our consulting fees, we will need to raise additional funds to continue our operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated May 15, 2009, our independent auditors stated that our financial statements for the year ended December 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the years ended December 31, 2008 and 2007 in the amounts of $11,323,482 and $15,619,897, respectively. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The lighting and illumination industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May Not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Risks Relating to Our Common Stock:

We Have Issued a Large Amount of Stock in Lieu of Cash for Payment of Expenses and Expect to Continue this Practice in the Future.  Such Issuances of Stock Will Cause Dilution to Our Existing Stockholders.

Due to our limited economic resources, we try to issue stock in lieu of cash for payment of expenses and services provided for us. In 2008, we issued 12,500,000 shares of common stock in exchange for expenses and services rendered. We anticipate issuing shares of common stock whenever possible in lieu of cash to conserve our financial position. The number of shares of common stock issued is directly related to our stock price at the time of issuance. In the event that our stock price drops, we will be required to issue larger amounts of shares for expenses and services rendered, if the other party is willing to accept stock at all. The issuance of shares of common stock will have the effect of diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

 Selling Stockholders

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders upon exercise of stock options, if any. The shares are to be used as collateral to provide interim financing for the Corporation.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to the Offering			After the Offering

Name	Number	Percent	Total Shares Offered	Number	Percent

Mark D. Schmidt	60,108,478(1)	5.59%	16,379,310	43,729,168	3.83%

Alan H. Ninneman	33,087,583(2)	3.08%	9,827,586	23,259,997	2.04%

John W. Ringo	33,947,583(3)	3.16%	9,827,586	24,119,997	2.11%

Richard P. Brown	35,628,980(4)	3.31%	11,465,517	24,163,463	2.12%

Larson J. Isely	38,090,000(5)	3.54%	9,827,586	28,262,414	2.47%

David D. Downing	26,450,000(6)	2.46%	9,189,655	17,260,345	1.51%

* Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.  Shares owned prior to the offering include the shares issuable upon exercise of the options set forth in the “Total Shares Offered” column.  The above percentages are based on 949,955,532 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them. Percentages are based upon the assumption that each shareholder has exercised all of the currently exercisable options he or she owns which are currently exercisable or exercisable within 60 days and that no other shareholder has exercised any options he or she owns.  Except as noted, the address of each of the above selling shareholders is c/o Cyberlux Corporation, 4625 Creekstone Drive, Suite 130, Research Triangle Park, Durham, North Carolina 27703.

(1) Includes 53,980,198 shares issuable upon conversion of outstanding options.

(2) Includes 28,194,597 shares issuable upon conversion of outstanding options.

(3) Includes 29,194,597shares issuable upon conversion of outstanding options.

(4) Includes 24,000,000 shares issuable upon conversion of outstanding options.

(5) Includes 29,840,000 shares issuable upon conversion of outstanding options.

(6) Includes 17,950,000 shares issuable upon conversion of outstanding options.

Plan of Distribution

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over the Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.  The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over the Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise.  In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate.  Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.  Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders.  The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Information Incorporated by Reference

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus.  Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

Reference is made to the Registrant’s annual report on Form 10-K, as filed with the SEC on May 15, 2009, which is hereby incorporated by reference.

Reference is made to the Registrant’s quarterly report on Form 10-Q, as filed with the SEC on May 20, 2009, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents.  Written or oral requests for such copies should be directed to Mark D. Schmidt, Chief Executive Officer, Cyberlux Corporation, 4625 Creekstone Drive, Suite 130, Research Triangle Park, Durham, North Carolina 27703.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

Our Articles of Incorporation and By-laws, as amended, provide to the fullest extent permitted by Nevada law, a director or officer of our company shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provision of our Articles of Incorporation and By-Laws, as amended, is to eliminate the right of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and By-Laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC.  Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.  We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549.  You can obtain copies from the public reference room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549, upon payment of certain fees.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.  Our common stock is quoted on the Over the Counter Bulletin Board.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful.  Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

SHARES OF COMMON STOCK

PROSPECTUS

May 26, 2009

PART I

Item 1.  Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant’s 2009 Incentive Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information, 2009 Incentive Stock Option Plan Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2009 Incentive Stock Option Plan are available without charge by contacting:

Mark D. Schmidt, Chief Executive Officer
Cyberlux Corporation
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, North Carolina 27703
(919) 474-9700

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

Reference is made to the Registrant’s annual report on Form 10-K, as filed with the SEC on May 15, 2009, which is hereby incorporated by reference.

Reference is made to the Registrant’s quarterly report on Form 10-Q, as filed with the SEC on May 20, 2009, which is hereby incorporated by reference.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by John W. Ringo, Attorney at Law, Marietta, Georgia.

Item 6.  Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be  invoked to  disclaim liability for damages  arising under the Securities Act of 1933, as amended,  or the Securities  Act of 1934,  (collectively, the “Acts”) as amended,  it is the position of the Securities and Exchange Commission that such  indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

None.

Item 8.  Exhibits.

EXHIBIT NUMBER	EXHIBIT

5.1	Opinion of John W. Ringo

23.1	Consent of Turner, Jones & Associates, LLP

23.2	Consent of John W. Ringo is contained in Exhibit 5.1.

Item 9.  Undertakings.

(a)    The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

Provided further, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized in Item 6 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Durham, State of North Carolina, on May 26, 2009.

CYBERLUX CORPORATION

By:	/s/ MARK D. SCHMIDT
Mark D. Schmidt, Chief Executive Officer and Principal Executive Officer

By:	/s/ DAVID D. DOWNING
David D. Downing, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ MARK D. SCHMIDT	Chief Executive Officer (Principal Executive Officer)	May 26, 2009
Mark D. Schmidt	and President

/s/ DAVID D. DOWNING	Chief Financial Officer (Principal Financial Officer	May 26, 2009
David D. Downing	and Principal Accounting Officer)

/s/ JOHN W. RINGO	Secretary, Corporate Counsel	May 26, 2009
John W. Ringo	and Chairman of the Board of Directors

/s/ ALAN H. NINNEMAN	Senior Vice President and Director	May 26, 2009
Alan H. Ninneman